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                                   EXHIBIT 5.1

                                NOVEMBER 24, 1999

LYCOS, INC.
400-2 Totten Pond Road
Waltham, MA  02451

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        This opinion relates to an aggregate of 166,080 shares of common stock, par value $.01 per share (the "Common Stock"), of Lycos, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on November 24, 1999 (the "Registration Statement").

         Based upon such investigation as we have deemed necessary, we are of the opinion that the 166,080 shares of common stock to be sold by the stockholders of the Company pursuant to the prospectus of which the Registration Statement is a part have been validly issued and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."


                                            Very truly yours,


                                            /s/ Testa, Hurwitz & Thibeault, LLP
                                            -----------------------------------
                                            TESTA, HURWITZ & THIBEAULT, LLP